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                                                                   Exhibit 10.01

                                 LOAN AGREEMENT

                      -------------------------------------

         THIS AGREEMENT is made as of this 11th day of September, 1997, by and between CARNEGIE GROUP, INC., a Delaware corporation (the "Company") located in Pittsburgh, Pennsylvania, and DENNIS YABLONSKY, an individual residing at 682 Osage Road, Pittsburgh, Pennsylvania 15243 (the "Executive").

         WHEREAS, to induce the Executive to become the President and Chief Executive Officer of the Company, the Company entered into certain agreements with the Executive, including a Signing Bonus Stock Option Agreement (the "Bonus Agreement") and a Tax Offset Payments Agreement (the "Tax Agreement"), each dated as of August 11, 1987; and

         WHEREAS, on August 5, 1997, the Executive exercised the "Bonus Option" as defined in, and granted pursuant to, the Bonus Agreement; and

         WHEREAS, as a result of such exercise of the Bonus Option, the Executive incurred liabilities for income and employment taxes; and

         WHEREAS, the Company and the Executive desire that the Company loan to the Executive a sum sufficient to enable the Executive to pay such tax liabilities, all in accordance with the terms and conditions set forth herein;

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE 1

                                      Loan

                                ----------------
            1.1 The Company hereby loans to the Executive the sum of $325,000 (the "Principal Sum"). The Principal Sum, together with interest compounded annually at the rate of 6.39% per annum on the outstanding balance of the Principal Sum, shall be repaid in a single installment on August 31, 2002 (the "Repayment Date"), provided, however, that the "Net Portion," as hereinafter defined, of any Bonus Amount, as defined in, and payable to the Executive under, the Tax Agreement shall, in lieu of being paid to the Executive, be credited against the Principal Sum on each applicable Payment Date, as defined in the Tax Agreement, and the Principal Sum shall be deemed to have been reduced by the Net Portion of the Bonus Amount payable as of each applicable Payment Date. For the purposes hereof, the term "Net Portion" shall mean that portion of the Bonus Amount which remains after the Company has withheld all federal, state and local taxes required to be withheld from the Bonus Amount. The Executive shall have the



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right at any time and from time to time to prepay, without penalty or premium, all or part of the outstanding Principal Sum or any interest accrued hereunder.

            1.2 In the event that a "Change in Control" (as defined in the Severance Agreement (the "Severance Agreement"), dated as of May 28, 1993, as amended, between the Company and the Executive) occurs, any remaining Principal Sum as of the date of the Change in Control, together with all accrued and unpaid interest under this Agreement, shall be deemed to have been paid in full and such Principal Sum and interest, from and after the date of the Change in Control, shall no longer be payable by the Executive to the Company, nor shall any Bonus Amounts, from and after the date of the Change in Control, be payable by the Company to the Executive to the extent such Bonus Amounts (in the aggregate) are less than such Principal Sum and interest which are deemed to have been paid in full under this Section 1.2. If such Bonus Amounts exceed such Principal Sum and interest, only such excess shall be paid by the Company to the Executive when such Bonus Amounts otherwise would be payable.

                                    ARTICLE 2

                              Certain Tax Payments

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            2.1   In the event that, following a Change in Control, the tax
imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Excise Tax"), or any similar tax, is imposed on the Executive, the Company shall pay to the Executive an amount equal to the amount of the Excise Tax that is imposed as a result of Section 1.2 hereof (calculated as set forth in the last sentence of this Section 2.1), plus any applicable federal, state and local income and employment taxes and any additional Excise Tax payable by or on behalf of Executive as a result of the amounts payable under this Section 2.1 such that the total amount payable to Executive under this Section 2.1 equals the Excise Tax imposed as a result of the provisions of Section 1.2 hereof plus all applicable federal, state and local income and employment taxes and Excise Tax payable by or on behalf of Executive on the total amount payable to Executive under this Section 2.1. All such payments shall be made, in immediately available funds, no later than twenty days following the Change in Control. For the purposes of determining the Excise Tax attributable to this Agreement by reason of the provisions of this Section 2.1, the provisions of
Section 1.2 shall be taken into account after all other payments made to the Executive by the Company are taken into account in determining the total Excise Tax liability of the Executive.

            2.2 The determinations required under this Article 2 shall be made by a nationally recognized accounting firm appointed by the Company (which shall not be the same firm serving as auditor for the party effecting the Change in Control). The Company shall bear the fees and expenses of the accounting firm for such services, and shall direct the accounting firm to furnish its determinations and supporting calculations to the Company and the Executive within fifteen days following the Change in Control.

            2.3 In the event that the Internal Revenue Service subsequently requires the Executive to pay a greater amount of Excise Tax than the amount paid to the Executive specifically for such

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Excise Tax under Section 2.1 hereof, the Company shall immediately reimburse the
Executive in an amount equal to any such additional Excise Tax and for the federal, state and local income and employment taxes and Excise Tax payable as a result of all amounts payable to Executive under this Section 2.3 such that the total amount payable to Executive under this Section 2.3 equals such additional Excise Tax plus all applicable federal, state and local income and employment taxes and Excise Tax payable by or on behalf of Executive on the total amount payable to Executive under this Section 2.3.

                                    ARTICLE 3

                                  Miscellaneous

                           --------------------------
            3.1 This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of assets or stock, liquidation or otherwise), by agreement in form and substance reasonably satisfactory to Executive, expressly to assume and agree to perform this Agreement. Regardless whether such an agreement is executed, this Agreement shall be binding upon any successor of the Company.

            3.2 This Agreement contains the entire understanding between the parties hereto with respect to the subject matter set forth herein, but in no way supersedes (except as specifically set forth herein) the provisions of the Bonus Agreement, the Tax Agreement, the Severance Agreement or any applicable Employment Agreement or other agreement between the Executive and the Company. This Agreement may be modified only by means of a written agreement signed by both parties.

            3.3 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            3.4 This Agreement may be executed in several counterparts each of which shall be deemed an original.

            3.5 The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

            3.6 All disputes and controversies arising out of or relating to this Loan Agreement, or any breach thereof, will be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules then in effect. An arbitral award will be final and binding on both parties hereto and may be enforced by any court or judicial authority having competent jurisdiction over either party or its assets against whom the arbitral award is to be enforced.

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement.

                               CARNEGIE GROUP, INC.

                               By:  /s/ JOHN W. MANZETTI
                                    --------------------------------------

                               Title:  Executive Vice President
                                        and Chief Financial Officer
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                               /s/ DENNIS YABLONSKY
                               ---------------------------------------
                               Dennis Yablonsky


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